Exhibit 10.01
SECOND AMENDMENT TO CREDIT AGREEMENT
     This Second Amendment to Credit Agreement (the “Amendment”) is made and entered into this 8th day of August, 2006, by and between BANK OF THE WEST (the ”Bank”) and DIAMOND FOODS, INC. (the “Borrower”) with respect to the following:
     This Amendment shall be deemed to be a part of and subject to that certain Credit Agreement dated as of July 19, 2005 as it may be amended from time to time, and any and all addenda and riders thereto (collectively the “Agreement”). Unless otherwise defined herein, all terms used in this Amendment shall have the same meanings as in the Agreement. To the extent that any of the terms or provisions of this Amendment conflict with those contained in the Agreement, the terms and provisions contained herein shall control.
     WHEREAS, the Borrower and the Bank mutually desire to extend and/or modify the Agreement.
     NOW THEREFORE, for value received and hereby acknowledged, the Borrower and the Bank agree as follows:
          1.     Modification of Debt. Section 1.1.10 of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:
1.1.10     “Debt”: shall mean all Indebtedness of the Borrower for borrowed money .
          2.     Modification of EBITDA. Section 1.1.11 of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:
1.1.11     “EBITDA”: shall mean earnings exclusive of extraordinary gains and before deductions for interest expense, taxes, non-cash share based expenses governed by FASB 123 (R), depreciation and amortization expense. For fiscal years 2006 and 2007, EBITDA may be computed without regard to costs, not to exceed $1,000,000.00 in the aggregate, associated with the Borrower’s acquisition of Harmony Foods Corporation and the sale of it’s Lemont, Illinois facility.
          3.     Change in Net Worth. Section 1.1.12 of the Agreement is deleted in its entirety.
          4.     Extension of Expiration Date. The date provided for in Section 1.1.18 of the Agreement is extended from January 15, 2007 to January 15, 2008.
          5.     Change in Dollar Amount. The dollar amount provided for in Section 2.1.1 of the Agreement shall be changed from $32,500,000.00 to $52,500,000.00.
          6.     Modification of Financial Condition. Section 5.2 (i), (ii) and (iii) of the Agreement are deleted in their entirety and the following is substituted in lieu thereof:
(i)     A ratio of earnings before taxes plus interest expense, including imputed interest on capital lease obligation and expense amortization to the interest expense of not less than 3.00 to 1.00.
(ii)    A ratio of Debt to EBITDA of not more than 3.00 to 1:00.
(iii)   A minimum Working Capital of not less than $75,000,000.00.
          7.     Representations and Warranties. The Borrower hereby reaffirms the representations and warranties contained in the Agreement and represents that no event, which with notice or lapse of time, could become an Event of Default, has occurred or is continuing.
          8.     Confirmation of Other Terms and Conditions of the Agreement. Except as specifically provided in this Amendment, all other terms, conditions and covenants of the Agreement unaffected by this Amendment shall remain unchanged and shall continue in full force and effect and the Borrower hereby covenants and agrees to perform and observe all terms, covenants and agreements provided for in the Agreement, as hereby amended.

          9.     Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of California to which jurisdiction the parties hereto hereby consent and submit.
          10.     Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first hereinabove written.

BANK: BANK OF THE WEST		BORROWER: DIAMOND FOODS, INC.
By:	/s/ Tracy Holmes	By:	/s/ Seth Halio
	Tracy Holmes, Vice President		Seth Halio, Executive Vice President and CFO
	Name/Title		Name/Title